UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2020

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2020, Cornerstone OnDemand, Inc., a Delaware corporation (the “Company”) issued a press release announcing the execution of a definitive agreement (the “Purchase Agreement”) with Vector Talent Holdings, L.P., an exempted limited partnership registered under the laws of the Cayman Islands and an affiliate of Vector Capital (“Seller”). A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to the Purchase Agreement, the Company and certain of its subsidiaries will acquire all of the outstanding equity interests of the direct and indirect subsidiaries of Seller, including Saba Software, Inc. (such subsidiaries collectively, the “Saba Group” and, such acquisition, the “Acquisition”).

The aggregate consideration payable in exchange for all of the outstanding equity interests of the Saba Group is approximately $1.395 billion, consisting of $1.33 billion in cash, subject to adjustments set forth in the Purchase Agreement, and 1,110,352 shares of common stock of the Company, par value $0.0001 per share (the “Stock Consideration”).

The Purchase Agreement also includes registration rights whereby the Company will file a registration statement with the Securities and Exchange Commission covering the resale of the Stock Consideration, subject to the terms and conditions of the Purchase Agreement.

The above description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) as soon as is reasonably practicable.

In connection with the execution of the Purchase Agreement, on February 24, 2020, the Company obtained a debt commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc., Credit Suisse AG, Cayman Island Branch, Bank of America, N.A., Deutsche Bank AG New York Branch and Jefferies Finance LLC (the “Banks”), pursuant to which, subject to the terms and conditions set forth therein, the Banks have committed to provide $985.0 million of a senior secured first lien term loan B facility, the proceeds of which, may be used (i) to pay fees and expenses incurred in connection with the Acquisition and the related transactions, (ii) to finance the refinancing of certain existing indebtedness of the Company and the Saba Group, and (iii) to the extent of any remaining amounts, for working capital and other general corporate purposes. The Banks have also agreed to provide a senior secured first lien revolving credit facility in an aggregate amount of up to $150.0 million.

The foregoing summary of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which will be filed with the SEC as soon as is reasonably practicable.

In connection with the execution of the Purchase Agreement, the Company has entered into an amendment of its investment agreement (the “Amendment”) with certain affiliates of Silver Lake Group, L.L.C. (“Silver Lake”), relating to the Company’s 5.75% convertible notes due 2021 (the “Notes”). In the Amendment, Silver Lake agreed to support, and consent to, an amendment to the indenture governing the Notes to permit the incurrence of certain indebtedness to finance the Acquisition, in exchange for and conditioned on, inter alia extending the maturity of the Notes to March 2023 and a $3 million consent fee. In connection with the foregoing, the Company expects to conduct a consent solicitation in respect of the Notes.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which will be filed with the Securities and Exchange Commission as soon as is reasonably practicable.

Item 2.02	Results of Operations and Financial Condition.

On February 24, 2020, the Company issued a press release reporting results for the year and fiscal quarter ended December 31, 2019. The press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information set forth under this Item 2.02, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The attached press release includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

Item 3.02	Unregistered Sales of Equity Securities.

On February 24, 2020, the Company agreed to issue the Stock Consideration pursuant to the Purchase Agreement. The Company will issue the Stock Consideration in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Seller in the Purchase Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking information related to the Company, Seller and our acquisition of the Saba Group that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed transaction, the anticipated timing of closing of the proposed transaction, our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, risks related to our ability to consummate the proposed transaction on a timely basis or at all, including, but not limited to, the satisfaction of the conditions precedent to consummation of the proposed transaction; our ability to secure regulatory approvals on the terms expected, in a timely manner or at all; our ability to successfully integrate the Saba Group’s operations; our ability to implement its plans, forecasts and other expectations with respect to the Saba Group’s business after the completion of the transaction; our ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; the outcome of any legal proceedings related to the transaction, if any, or otherwise; the negative effects of the announcement or the consummation of the proposed transaction on the market price of our common stock or on our operating results; significant transaction costs; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base, our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally.

Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the quarter ended September 30, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which are available on the Securities and Exchange Commission’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 24, 2020, announcing the execution of The Purchase Agreement

99.2	Press Release, dated February 24, 2020, reporting results for the year and fiscal quarter ended December 31, 2019

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

Date: February 24, 2020	By:	/s/ Brian L. Swartz
Brian L. Swartz
Chief Financial Officer